Exhibit 99.1

PRESS RELEASE

Majesco Appoints Adam Elster as CEO

Ketan Mehta will serve as Chairman of Majesco’s Board of Directors

Morristown, NJ – September 25, 2018 – Majesco (NYSE American: MJCO), a global provider of core insurance platform software and consulting services for insurance business transformation, announced today that it has appointed Adam Elster as Chief Executive Officer, effective October 1, 2018. Ketan Mehta, Majesco Co-Founder and current CEO, has decided to retire from the operational role after 36 years of service and will continue to serve Majesco as the Chairman of the company’s Board of Directors.

“Over the last three years, Majesco has built a strong foundation for growth. Its business momentum is accelerating and it is well positioned to be a leading provider of insurance industry platforms. I am very excited to welcome Adam who will be ideal to lead Majesco to the next level of growth.” said Ketan Mehta. “His experience in cloud, digital and business transformation, passion for servicing customers at a global scale and authentic team-player attitude make him an extraordinary fit for Majesco.” continued Mehta, “Adam’s appointment embodies our commitment to lead digital transformation in the global insurance industry.”

Adam has a strong background in the technology industry and most recently served as President, Global Field Operations of CA Technologies, a $4.5 billion Fortune 500 organization. There he led high-performing teams in all aspects of sales, services, support and operations. He supported many of the world’s largest companies through their digital transformation journey, helping them become more agile, more secure and more capable of managing their business. He was responsible for revenue across all geographies, business units, channels, digital sales, renewals and services globally.  Under his direction, CA evolved from a legacy software vendor to a modern, data driven, metric based velocity SaaS, cloud and digital sales organization while driving the strategic integration of critical acquisitions.  Adam holds a Bachelor of Arts in Psychology and Master of Sciences in Management and Information Systems from New York University.

“Majesco has a compelling business with an incredible speed-to-value offering that allows customers in the insurance industry to meet the pace of demand in the market, using platform solutions as the foundation of their future business models,” said Adam. “At a time when customers are demanding more and more from the insurance industry, Majesco provides innovative, on-demand digital capabilities designed to help insurance carriers outperform. A big component of my job is to bring that innovation to our customers faster and accelerate the pace of growth globally. I’m excited to join the leadership team and all the great people that have fueled the company’s growth. Majesco is well positioned to revolutionize insurance through technology and I look forward to executing our growth-oriented business plan and creating value for our shareholders.”

Dr. Arun K. Maheshwari, Chairman of the Board of Directors of Majesco stated, “Majesco has made great strides in moving the business into the cloud while achieving revenue growth and improving profitability. Bringing Adam on board will accelerate Majesco’s next chapter of growth.” Dr. Maheshwari will continue to serve as a director of Majesco after passing on the Chairman role to Ketan Mehta.

About Majesco

Insurance business transformation is a journey of change and revitalization, a renaissance of Insurance.  Approximately 160 insurance companies worldwide in P&C, L&A and Group/ Employee Benefits are transforming their businesses with Majesco’s solutions.  Our market leading software, consulting and services uniquely underpin the entire insurance value chain and are designed to empower insurers with the agility, innovation and speed needed to meet their transformation opportunities.  Majesco’s solutions include policy management, new business / underwriting, rating, billing, claims management, distribution management, BI/ analytics, predictive modeling, digital platform with mobile and portal, testing services, cloud services, bureau and content services, transformation services, consulting services and more.  For more details on Majesco, please visit www.majesco.comwww.majesco.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in Majesco’s reports that it files from time to time with the Securities and Exchange Commission and which you should review, including those statements under “Item 1A – Risk Factors” in Majesco’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 filed with the SEC on June 22, 2018.

Important factors that could cause actual results to differ materially from those described in forward-looking statements contained in this press release include, but are not limited to:  integration risks;  changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters; technology development risks; intellectual property rights risks; competition risks; additional scrutiny and increased expenses as a result of being a public company; the financial condition, financing requirements, prospects and cash flow of Majesco; loss of strategic relationships; changes in laws or regulations affecting the insurance industry in particular; restrictions on immigration; the ability and cost of retaining and recruiting key personnel; the ability to attract new clients and retain them and the risk of loss of large customers; continued compliance with evolving laws; customer data and cybersecurity risk; and Majesco’s ability to raise capital to fund future growth.

These forward-looking statements should not be relied upon as predictions of future events and Majesco cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by Majesco or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Majesco disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Majesco Contacts:

Media Contact

Glenn Westlake
Director, Market Research and Content Development
Phone: +1-920-410-0246
Email: glenn.westlake@majesco.com

Corporate Contact	Investor Contact
Ann Massey	SM Berger & Co
SVP-Finance	Andrew Berger
(973) 461-5190	(216) 464-6400
ann.massey@majesco.com	andrew@smberger.com